CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 333-82959) of Vizacom, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, (b) the Company's Registration Statement on Form S-8 (No. 333-82951) pertaining to the Company's Outside Director and Advisor Stock Option Plan, (c) the Company's Registration Statement on Form S-8 (No. 333-19059) pertaining to Software Publishing Corporation's 1987 Stock Option Plan, Software Publishing Corporation's 1989 Stock Option Plan and Software Publishing Corporation's 1991 Stock Option Plan, (d) the Company's Registration Statement on Form S-3 (No. 333-55677) pertaining to 2,107,712 shares of the Company's Common Stock and 29,267 options to purchase shares of the Company's Common Stock, (e) the Company's Registration Statement on Form S-3 (No. 333-80181) pertaining to 3,375,877 shares of the Company's Common Stock and 167,052 warrants to purchase shares of the Company's Common Stock and (f) the Company's Registration Statement on Form S-3 (No. 333-93087) pertaining to
1,938,191 shares of the Company's Common Stock, of our report dated March 27, 2000 with respect to our audit of the financial statements of the Company and our report dated March 20, 2000 with respect to our audit of the financial statements of Renaissance Computer Art Center, Inc., included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Our report dated March 27, 2000 with respect to our audit of the financial statements of the Company contains an explantory paragraph regarding a Federal income tax matter described in Note 8 to the financial statements.

                                        /s/ Richard A. Eisner & Company, LLP
                                        Richard A. Eisner & Company, LLP

New York, New York
April 14, 2000